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Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Saf T Lok Incorporated of our report dated April 2, 1996, relating to the financial statements of Saf T Lok Incorporated which appear in the Form 10-KSB/A Annual Report for the year ending 1997.


/s/ Goldberg & Company, P.A.
F/K/A Goldberg, Pershes & Company, P.A.
January 26, 1999